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                                                                    EXHIBIT 21.1

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Parent (at March 29, 2002)               Subsidiary                                     Formation
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
Alamosa Holdings, Inc.                   Alamosa PCS Holdings, Inc.                     Delaware
Alamosa PCS Holdings, Inc.               Alamosa (Delaware), Inc.                       Delaware
Alamosa (Delaware), Inc.                 Alamosa Delaware Operations, LLC               Delaware
Alamosa (Delaware), Inc.                 Alamosa Holdings, LLC                          Delaware
Alamosa Holdings, LLC                    Alamosa PCS, Inc.                              Delaware
Alamosa Holdings, LLC                    Alamosa Missouri, LLC (1)                      Missouri
Alamosa Holdings, LLC                    Washington Oregon Wireless, LLC                Oregon
Alamosa Holdings, LLC                    SWGP, L.L.C.                                   Oklahoma
Alamosa Holdings, LLC                    SWLP, L.L.C.                                   Oklahoma
SWGP, L.L.C.                             Southwest PCS, L.P.                            Oklahoma
SWLP, L.L.C.                             Southwest PCS, L.P.                            Oklahoma
Southwest PCS, L.P.                      Southwest PCS Properties, LLC                  Delaware
Southwest PCS, L.P.                      Southwest PCS Licenses, LLC                    Delaware
Alamosa PCS, Inc.                        Alamosa Wisconsin GP, LLC                      Wisconsin
Alamosa PCS, Inc.                        Alamosa Finance, LLC                           Delaware
Alamosa PCS, Inc.                        Alamosa Limited, LLC                           Delaware
Alamosa PCS, Inc.                        Alamosa Delaware GP, LLC                       Delaware
Alamosa PCS, Inc.                        Alamosa Wisconsin Limited Partnership          Wisconsin
Alamosa PCS Holdings, Inc.               Alamosa Wisconsin Limited Partnership          Wisconsin
Alamosa Wisconsin GP, LLC                Alamosa Wisconsin Limited Partnership          Wisconsin
Alamosa Limited, LLC                     Texas Telecommunications LP                    Texas
Alamosa Delaware GP, LLC                 Texas Telecommunications LP                    Texas
Alamosa Missouri, LLC (1)                Alamosa Missouri Properties, LLC (2)           Missouri
Washington Oregon Wireless, LLC          Washington Oregon Wireless Properties, LLC     Delaware
Washington Oregon Wireless, LLC          Washington Oregon Wireless Licenses, LLC       Delaware
Alamosa Wisconsin Limited Partnership    Alamosa (Wisconsin) Properties, LLC            Wisconsin
Texas Telecommunications, LP             Alamosa Properties, LP                         Wisconsin
Alamosa Delaware GP, LLC                 Alamosa Properties, LP                         Wisconsin
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(1)  Formerly Roberts Wireless Communications, L.L.C.
(2)  Formerly Roberts Wireless Properties, LLC